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Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended March 31, 2004

        The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	January 15, 2004	February 17, 2004	March 15, 2004
Allocation Dates during quarter:	January 16, 2004	February 18, 2004	March 16, 2004
Payment Date during quarter:			NA

AFCC Amount at beginning of quarter:	$506,277,315
AFCC Amount at end of quarter:	$512,449,260

On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:	$—
Interest accrued on Accrued RVO Payment Amount since immediately preceding
Allocation Date:	$—
Accrued RVO Payment Amount as of such Payment Date:	$—
Number of RVO's outstanding as of the applicable record date	N/A
Payment per RVO:	$—

As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period	$12,737,979
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$6,495
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—

AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$506,277,315
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$6,328,466
less: Residual Cash Flow allocated to AFCC Amount:	$(12,731,484)
AFCC Amount after allocation:	$499,874,297
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(1,037,795)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$499,874,297
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$6,248,429
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$506,122,726
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(5,223,744)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$4,412
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$506,122,726
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$6,326,534
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$512,449,260
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

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Residual Value Obligation Quarterly certificate for the quarter ended March 31, 2004